SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): November 2, 2007


                           UNITED NATURAL FOODS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   000-21531             05-0376157
  (State or Other Jurisdiction        (Commission           (IRS Employer
        of Incorporation)            File Number)        Identification No.)

                                  260 Lake Road
                               Dayville, CT 06241
               (Address of Principal Executive Offices) (Zip Code)

                     (860) 779-2800 (Registrant's Telephone
                          Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On November 2, 2007, United Natural Foods, Inc. (the "Company") completed its previously announced merger with Millbrook Distribution Services Inc. ("Millbrook"), a privately held subsidiary of Distribution Holdings, Inc. ("Holdings").

As a result of the merger of Holdings with and into the Company's wholly-owned subsidiary, UNFI Merger Sub, Inc., Holdings became a wholly-owned subsidiary of the Company. Each share of common stock (other than shares held by Holdings as treasury stock, shares held by the Company or shares held by holders who have properly demanded appraisal for such shares under Delaware law), Series A Preferred Stock and Series B Preferred Stock of Holdings outstanding immediately prior to the effective time of the merger was converted into the right to receive a cash payment, without interest or dividends, on the terms set forth in the Merger Agreement. The maximum consideration payable in connection with the merger is $84 million, subject to certain adjustments set forth in the Merger Agreement.

Millbrook is headquartered in Leicester, Massachusetts and distributes specialty food items (including ethnic, kosher, gourmet, organic and natural foods), health and beauty care items and other non-food items to more then 9,000 retail locations. Millbrook operates four distribution centers, over 200 fleet vehicles and has approximately 1,300 employees located throughout the United States. Millbrook's distribution centers are located in Massachusetts, New Jersey, Florida and Arkansas.

Item 8.01.  Other Events.

On November 5, 2007, the Company issued a press release announcing the completion of its merger with Millbrook and the date and time of its conference call to discuss the Company's results for the first quarter of fiscal 2008. A copy of the press release is attached hereto and furnished herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

      (a) Financial Statements of Businesses Acquired: Not Applicable

      (b) Pro Forma Financial Information: Not Applicable

      (c) Shell Company Transactions: Not Applicable

      (d) Exhibits.

          Exhibit No.   Description
          -----------   -----------

              99.1 United Natural Foods, Inc. Completes Merger with Millbrook Distribution Services Inc.; Announces First Quarter 2008 Conference Call Details.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          UNITED NATURAL FOODS, INC.


                                          By: /s/ Mark E. Shamber
                                              -------------------------
                                              Mark E. Shamber
                                              Vice President and Chief Financial
                                              Officer

                                          Date:  November 7, 2007